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PROXY

                        VOICESTREAM WIRELESS CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John W. Stanton and Alan R. Bender with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote as designated below, all the shares of common stock of VoiceStream Wireless Corporation held of record in the name of the undersigned as of January 17, 2000, with all powers that the undersigned would possess if present at the Special Meeting of Shareholders to be held on Thursday, February 24, 2000, at 8:00 a.m., local time, at the offices of Preston Gates & Ellis LLP, 701 Fifth Avenue, Suite 5000, Seattle, Washington, and at any adjournment or adjournments thereof, upon the following matters:

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)



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                                                             Please mark
                                                             your votes as   /x/
                                                             indicated in
                                                             this example.


1. Proposal to adopt, and approve the transactions contemplated by, the                     FOR     AGAINST     ABSTAIN
   Agreement and Plan of Reorganization, dated as of June 23, 1999 and                      / /       / /         / /
   amended as of December 30, 1999, by and among VoiceStream Wireless Corporation,
   Omnipoint Corporation, and VoiceStream Wireless Holding Corporation whereby
   VoiceStream Wireless Corporation and Omnipoint Corporation will each become a wholly-owned subsidiary of VoiceStream Wireless Holding Corporation. A copy of the Agreement and Plan of Reorganization is attached as Annex A to the joint proxy statement-prospectus for the Special Meeting.

2. Proposal to adopt, and approve the transactions contemplated by, the                     FOR     AGAINST     ABSTAIN
   Agreement and Plan of Reorganization, dated as of September 17, 1999, by and             / /       / /         / /
   among VoiceStream Wireless Corporation, Aerial Communications, Inc., VoiceStream
   Wireless Holding Corporation and Telephone and Data systems, Inc., whereby
   VoiceStream Wireless Corporation and Aerial Communications, Inc. will each become a wholly-owned subsidiary of VoiceStream Wireless Holding Corporation. A copy of the Agreement and Plan of Reorganization is attached as Annex D to the joint proxy statement-prospectus for the Special Meeting.

3. In accordance with their discretion, upon all other matters that may properly            FOR     AGAINST     ABSTAIN
   come before the Special Meeting and any adjournment thereof.                             / /       / /         / /


This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will, if signed, be voted FOR approval of each of the Agreements and Plans of Reorganization.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE.

Signature(s)___________________________________________ Dated:___________, 2000

IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.


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